Exhibit 10.10

AMENDMENT November 20, 2008

Mr. Atul Patel
Senior Vice President, Treasurer PriceSmart Inc
9740 Scranton Road
San Diego
CA 92121

Dear Mr. Patel:

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the International Swaps and Derivatives Association, Inc. Master Agreement specified below.

The definitions and provisions contained in the 2006 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. are incorporated in this Confirmation. In the event of any inconsistency between those definitions and this Confirmation, this Confirmation shall govern.

1. This Confirmation evidences a complete binding agreement between you and us entered into in the telephone trade on the Trade Date and the terms of the Transaction to which this Confirmation relates. In addition, you and we agree to use our best efforts promptly to negotiate, execute and deliver an agreement in the form of the 2002 ISDA Master Agreement published by the International Swaps and Derivatives Association, Inc. (the "ISDA Form"), with such modifications as you and we shall in good faith agree. Upon the execution by you and us of such an agreement, this Confirmation will supplement, form a part of, and be subject to that agreement (the "ISDA Agreement"). All provisions contained or incorporated by reference in that ISDA Agreement upon its execution will govern this Confirmation except as expressly modified below.

Until we execute and deliver that ISDA Agreement, this Confirmation, together with all other outstanding confirmations referring to the ISDA Form (each a "Confirmation") confirming Transactions and other transactions (each a "Transaction") entered into between us (notwithstanding anything to the contrary in a Confirmation), shall supplement, form a part of, and be subject to an agreement (the "Master Agreement") in the form of the ISDA Form as if we had executed an agreement in such form (but without any Schedule, except for the election of the laws of the State of New York applicable therein as the governing law and U.S. Dollars as the Termination Currency) on the Trade Date of the first such Transaction between us. In the event of any inconsistency between the provisions of the Master Agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

2. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:-

Notional Amount: Trade Date: Effective Date: Termination Date:
USD 8,925,000.00

09 Oct 2008 09 Oct 2008 26 Sep 2013

Subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Amounts: Fixed Notional Amount: Fixed Rate Payer: Fixed Rate Payer Payment Dates:

USD 8,925,000.00 (see Schedule A attached) PriceSmart (Trinidad) Limited
MONTHLY commencing on 26 Oct 2008 subject to adjustment in accordance with the Modified Following Business Day Convention and there will be an adjustment to the Calculation Period.

Fixed Rate:

Fixed Rate Day Count Fraction: Business Day:
Fee:

Floating Amounts:

Floating Notional Amount:

Floating Rate Payer:

Spread

Floating Rate Payer Payment Dates:

7.05000 percent

Actual1360

London, New York

Not applicable.

USD 8,925,000.00 (see Schedule A attached) RBTT Bank Limited
Plus 2.75000 percent

MONTHLY commencing on 26 Oct 2008 subject to adjustment in accordance with the Modified Following Business Day Convention and there will be an adjustment to the Calculation Period.

Floating Rate for initial Calculation                                                                3.2125 percent

Period:

Floating Rate Option:                                                         USD-LIBOR-BBA

Designated Maturity:                                                         1YEAR (including the initial Calculation Period)

Floating Rate Day Count Fraction: Reset Dates:
Business Day (for Payments): Business Day (for Rate Resets): Rate Determination:

Compounding:

Actual/360

The first day of each Calculation Period London, New York
London

The dates as set out under the column "Calc Date" in the Cashflow attached

Not applicable

3. Account Details

Payments                                                  RBTT BANK LTD.The Bank of New York

to

New York

//FW021000018

Account of: RBTT BANK LTD.

Account #: 890-0016-329

ATTN: TRACY ANNE BARTHOLOMEW / ANDY JOGIE

Payments                                                  PriceSmart                         TO BE ADVISED
to                    (Trinidad) Ltd

4. Offices:

(a) The Office of PriceSmart (Trinidad) Limited for the Transaction is Chaguanas

(b) The Office of RBTT BANK LTD. for the Transaction is PORT OF SPAIN 5. Other.
Not applicable.

868-625-7288
Facsimile No.:858-404-8838 Confirmed as of the date first written: For and on behalf of PRICESMART (Trinidad) Limited

Authorized signature: MR. ATUL PATEL
Telephone No.: Yours sincerely, For and on behalf of RBTT BANK LTD.
By: Authorized signature: MS. CATHERINE KUMAR

This Confirmation may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case upon your confirmation in the manner prescribed hereunder, will be deemed for all purposes to be a legally binding transaction.

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing in the space provided below and returning same to us by facsimile transmission, or send to us within two (2) Business Days a letter by facsimile transmission or telex or electronic messaging system similar to this letter which sets forth the material terms of the foregoing Transaction to which this Confirmation relates and which indicates your agreement to those terms.

RBTT BANK LTD. confirms, and PriceSmart (Trinidad) Limited acknowledges, that this Confirmation has been executed by RBTT BANK LTD. by means of a computer-based system and that such execution shall have the same legal effect as if a signature had been manually written on such Confirmation and that such Confirmation shall be deemed to have been signed by RBTT BANK LTD. for the purposes of any statute or rule of law that requires such Confirmation to be signed. The parties acknowledge that in any legal proceedings between them respecting or in any way relating to this Confirmation, each party expressly waives any right to raise any defense or waiver of liability based upon the execution of this Confirmation by RBTT BANK LTD by means of an electronically-produced signature.

Telephone No.: 868-625-7288

Yours sincerely,
For and on behalf of
RBTT BANK LTD.

By:
Authorized signature:
MS. CATHERINE KUMAR

Facsimile No.:858-404-8838

Confirmed as of the date first written:
For and on behalf of
PRICESMART (Trinidad) Limited

Authorized signature:

MR. ATUL PATEL